Instructions for Voting Your Proxy

Concentra Managed Care, Inc. is now offering stockholders of record three alternative ways of voting your proxies:

o By Telephone (using a touch-tone telephone)
o Through the Internet (using a browser)
o By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING
Available only until 5:00 p.m. Eastern time on June 00, 1999
o This method of voting is available for residents of the U.S. only
o On a touch tone telephone, call TOLL FREE 1-888-000-0000, 24 hours a day, 7 days a week
o You will be asked to enter ONLY the 12-digit Control Number shown below
o Your vote will be confirmed and cast as you directed

INTERNET VOTING
Available only until 5:00 p.m. Eastern time on June 00, 1999

o Visit our Internet voting website at  http://cybervote.georgeson.com
o Enter the Company Number AND 12-digit Control Number shown below and follow the instructions on your screen
o You will incur only your usual Internet charges, if applicable.

VOTING BY MAIL
o Simply mark, sign and date your proxy card and return it in the postage paid envelope
o If you vote by telephone or the  Internet, please do not mail your proxy card.

COMPANY NUMBER

CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
/X/ Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval and adoption of the Amended and Restated Merger Agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED MERGER AGREEMENT DATED MARCH 24, 1999 BETWEEN CONCENTRA MANAGED CARE, INC. AND YANKEE ACQUISITION CORP.

  For     Against Abstain
  [ ]       [ ]    [ ]

2. Discretionary Proxy, in their discretion, the proxies (and if the undersigned is a proxy, and substitute proxies) are authorized to vote upon any other business that may be proposed to come before the meeting.

Date:____________, 1999
_______________________
_______________________
Signature(s)

Please sign your name exactly as it appears on the stock certificate. When shares are held by joint tenants, both stockholders should sign above. When signing as attorney, executor, administrator, trustee, or guardian, please state your title as such. If a corporation, please sign in full corporate name by this President of the corporation or other authorized officer. If a partnership, please sign in full partnership name by an authorized person.

CONCENTRA MANAGED CARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            for the Special Meeting of Stockholders on June 00, 1999

The undersigned hereby appoints DANIEL J. THOMAS and RICHARD A. PARR II, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the
undersigned  in  Concentra   Managed  Care,  Inc.  at  the  Special  Meeting  of
Stockholders to be held at                    on ___________, 1999 at 10:00 a.m.
local time, and at any adjournment and postponement thereof, as specified on the reverse side of this card.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
              PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY

                                                               SEE REVERSE SIDE